UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2022

NEWS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35769	46-2950970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas, New York, New York 10036

(Address of principal executive offices, including zip code)

(212) 416-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 par value	NWSA	The NASDAQ Global Select Market
Class B Common Stock, par value $0.01 par value	NWS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Definitive Material Agreement.

On March 29, 2022, News Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) among the Company, as administrative borrower, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent, BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Citibank, N.A., as syndication agents, and the other parties thereto.

The Credit Agreement provides for unsecured $1,250,000,000 credit facilities comprised of a $750,000,000 five year unsecured revolving credit facility (the “Revolving Facility”) and $500,000,000 five year unsecured term loan A credit facility (the “Term A Facility,” the loans under the Term A Facility are collectively referred to as “Term A Loans,” and the Term A Facility together with the Revolving Facility are referred to as, the “Facilities”) to the Company for general corporate purposes. The Revolving Facility has a sublimit of $100,000,000 available for issuances of letters of credit. Under the Credit Agreement, the Company may request increases with respect to either Facility in an aggregate principal amount not to exceed $250,000,000. Subject to certain conditions stated in the Credit Agreement, the Company may borrow, prepay and reborrow amounts under the Revolving Facility during the term of the Credit Agreement. The loans under the Revolving Facility will not amortize. The Term A Loans will amortize in equal quarterly installments in an aggregate annual amount equal to 0.0%, 2.5%, 2.5%, 5.0% and 5.0%, respectively, of the original principal amount of the Term A Facility for each 12-month period commencing on June 30, 2022. All amounts under the Credit Agreement with respect to the Facilities are due on March 31, 2027, unless, with respect to the Revolving Facility, the commitments are terminated earlier either at the request of the Company or, with respect to the Facilities, if an event of default occurs, by the administrative agent at the request or with the consent of the lenders (or automatically in the case of certain bankruptcy-related events). The Company may request that the maturity date of the revolving credit commitments under the Revolving Facility be extended under certain circumstances as set forth in the Credit Agreement for up to two additional one-year periods. The Company may also request that the maturity date of the Term A Facility be extended under certain circumstances as set forth in the Credit Agreement by at least one year. Additionally, interest on borrowings is based on either (a) an Alternative Currency Term Rate formula, (b) a Term SOFR formula, (c) an Alternative Currency Daily Rate or (d) the Base Rate formula, each as set forth in the Credit Agreement.

The Credit Agreement contains certain customary affirmative and negative covenants and events of default with customary exceptions, including limitations on the ability of the Company and the Company’s subsidiaries to engage in transactions with affiliates, incur liens, merge into or consolidate with any other entity, incur subsidiary debt or dispose of all or substantially all of its assets or all or substantially all of the stock of all subsidiaries taken as a whole. In addition, the Credit Agreement requires the Company to maintain an adjusted operating income net leverage ratio of not more than 3.0 to 1.0, subject to certain adjustments following a material acquisition, and a net interest coverage ratio of not less than 3.0 to 1.0. If any of the events of default occur and are not cured within applicable grace periods or waived, any unpaid amounts under the Credit Agreement may be declared immediately due and payable.

At this time, the Company has not borrowed any funds under the Credit Agreement. The Term A Loans will be borrowed by the Company on March 31, 2022.

BofA Securities, Inc., JPMorgan Chase Bank, N.A., Citibank, N.A., Morgan Stanley MUFG Loan Partners, LLC, acting through Morgan Stanley Senior Funding, Inc. and MUFG Bank, Ltd., Deutsche Bank Securities Inc., Goldman Sachs Bank USA, HSBC Bank USA, National Association and Bank of China, New York Branch acted as joint lead arrangers in respect of the Credit Agreement, BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Citibank, N.A. are syndication agents and joint bookrunners under the Credit Agreement, Bank of America, N.A. is administrative agent under the Credit Agreement and the lenders include Bank of America, N.A., JPMorgan Chase Bank, N.A., Citibank, N.A., Morgan Stanley Bank, N.A., MUFG Bank, Ltd., Deutsche Bank AG New York Branch, Goldman Sachs Bank USA, HSBC Bank USA, National Association and Bank of China, New York Branch, Australia and New Zealand Banking Group Limited, Commonwealth Bank of Australia, Westpac Banking Corporation, and National Australia Bank Limited.

In the ordinary course of their respective businesses, one or more of the lenders, or their affiliates, have or may have various relationships with the Company and the Company’s subsidiaries involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, advisory or other financial services, for which they received, or will receive, customary fees and expenses. In addition, the Company and the Company’s subsidiaries may have entered into or may enter into in the future certain engagements with one or more lenders or their affiliates relating to specific endeavors.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description contained under Item 1.01 above is hereby incorporated by reference in its entirety into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of March 29, 2022, among the Company, the lenders and other parties party thereto, and Bank of America, N.A., as Administrative Agent.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEWS CORPORATION (REGISTRANT)

Date: March 30, 2022	By:	/s/ Michael L. Bunder
Michael L. Bunder
Senior Vice President, Deputy General Counsel and Corporate Secretary